UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2016

Trovagene, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35558	27-2004382
(State or other jurisdiction	(Commission File	IRS Employer
of incorporation or organization)	Number)	Identification No.)

11055 Flintkote Avenue, Suite A

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 952-7570

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2016, Trovagene, Inc. (the “Company”) appointed William (Bill) Welch as Chief Executive Officer.  Mr. Welch will serve as the Company’s principal executive officer. Mr. Welch does not have any relationship with the Company that would require disclosure pursuant to Item 404(a) of SEC Regulation S-K.

Mr. Welch was President and Chief Executive Officer of Sequenom, Inc. from June 2014 to September 2015.  Mr. Welch began his career at Sequenom as Senior Vice President, Diagnostics in January 2011 and became President and Chief Operating Officer in June 2014.  Prior to joining Sequenom, Mr. Welch was a consultant to molecular diagnostic companies in the personalized medicine sector. From August 2005 to September 2009, Mr. Welch was senior vice president and chief commercial officer at Monogram Biosciences, a bioscience laboratory services company. Prior to his time at Monogram, Mr. Welch was vice president of sales and marketing at La Jolla Pharmaceuticals and vice president of global marketing with Dade Behring MicroScan. Mr. Welch entered the healthcare field with Abbott Laboratories where he held progressive management positions, including General Manager. Mr. Welch earned a B.S. with honors in chemical engineering from the University of California at Berkeley and received his M.B.A. from Harvard University.

The Company and Mr. Welch intend to enter into a formal employment agreement within thirty days of Mr. Welch’s appointment.  Mr. Welch’s annual base salary will be $475,000 and he will be eligible for an annual target bonus of 50% of base compensation.  In addition, the Company will grant to Mr. Welch options to purchase up to 750,000 shares of the Company’s common stock, 25% of which will vest on one year anniversary of date of grant and the remainder will vest on a monthly basis over 36 months beginning the first month after the one year anniversary of date of grant.

Mr. Welch does not have any direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

The Company announced the appointment of Mr. Welch in a press release dated April 25, 2016, a copy of the press release of which is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 9.01.                                      Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release of Trovagene, Inc. dated April 25, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:         April 25, 2016

TROVAGENE, INC.

By:	/s/ William J. Welch
William J. Welch
Chief Executive Officer